Exhibit 99.1

AMENDMENT AND RESTATEMENT

OF THE

TRUST AGREEMENT

BETWEEN

MELLON BANK, N. A.

AND

ALCOA INC.

AMENDMENT AND RESTATEMENT OF THE TRUST AGREEMENT

BETWEEN MELLON BANK, N. A. AND

ALCOA INC.

TRUST AGREEMENT

THIS AMENDMENT AND RESTATEMENT OF THE TRUST is made and entered into as of this 24th day of September, 2007 (the “Agreement”), by and between ALCOA INC. (the “Company”) and MELLON BANK, N. A. (the “Trustee”).

WITNESSETH:

WHEREAS, the Company and the NationsBank of North Carolina, N.A. have previously entered into a Trust Agreement dated as of December 17, 1993; and

WHEREAS, in August, 1998 Nationsbank of North Carolina, N.A. resigned as Trustee and the Company appointed Mellon Bank, N.A., as successor trustee under the Trust Agreement; and

WHEREAS, pursuant to Article XIII of the Agreement, the Company reserved the right to amend the Agreement; and

WHEREAS, the Company amended the Trust Agreement on August 1998 and December 2005 and desires to further amend the Trust Agreement as of the date hereof (as amended, the “Trust Agreement” or the “Agreement”; and

WHEREAS, the Company has established and maintains certain unfunded employee benefit plans and arrangements for the benefit of a select group of management and/or highly compensated employees and former employees of the Company (which plans and arrangements are each referred to herein individually as the “Plan” and collectively as the “Plans”); and

WHEREAS, each employee or former employee who is entitled or may become entitled to a benefit or benefits under the Plans (“Benefits”) is hereinafter referred to individually as a “Participant” and collectively as the “Participants,” which terms shall be deemed to include the “beneficiary” or “beneficiaries” of any Participant or Participants; and

WHEREAS, the Company has incurred and expects to continue to incur obligations pursuant to the terms of the Plans and wishes to establish the trust provided for herein (the “Trust”) to aid the Company in meeting such obligations under the Plans; and

WHEREAS, the Trust is intended to be a “grantor trust” with the corpus and income of the Trust treated as assets and income of the Company for federal income tax purposes pursuant to Section 671 through 677 of the Internal Revenue Code of 1986, as amended (the “Code”); and

WHEREAS, the Company intends that the assets of the Trust will be subject to the claims of creditors of the Company as provided in Article II hereof; and

WHEREAS, amounts transferred to the Trust and the earnings thereon shall be used by the Trustee to satisfy the obligations of the Company in accordance with the provisions hereof; and

WHEREAS, upon satisfaction of all obligations of the Company with respect to all Participants, the assets, if any, of the Trust shall revert to the Company; and

WHEREAS, the Company intends that the existence of the Trust shall not alter the characteristics of the Plans as unfunded plans maintained primarily for the purpose of providing pensions or deferred compensation for a select group of management or highly compensated active and/or former employees for purposes of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and shall not be construed to provide income for tax purposes to any Participant under the Plans prior to the actual payment of Benefits thereunder;

NOW, THEREFORE, in consideration of the mutual covenants contained herein and intending to be legally bound hereby, the Company and the Trustee agree as follows:

ARTICLE I: ESTABLISHMENT OF TRUST

1.1 Trust. The Company hereby establishes a Trust with the Trustee, consisting of such sums of cash or cash equivalents, life insurance contracts and split dollar insurance plans and arrangements (“Policy” or “Policies”) shares of stock, and other securities which are readily tradable, and other property subject to the acceptance of the Trustee, as shall from time to time be paid or delivered to the Trustee (“Qualified Assets”). With regard to shares of stock and other securities, the Trust may be invested only in (i) domestic US securities, or (ii) securities indexed or mutual funds offered in the U.S., which may hold foreign equity securities. Notwithstanding the foregoing, except for a debt instrument of the Company which matures upon a change in control as defined in Article XI (“Change in Control”), no stock, security, mortgages, debt instruments of, or real estate or any other assets owned by, leased to or used by or loaned to, the Company or its affiliates except for any thereof held in indexed funds shall be considered Qualified Assets. All Qualified Assets, all investments and reinvestments made therewith, or proceeds thereof, and all earnings and profits thereon, less all payments and charges as authorized herein, shall constitute the “Trust Fund” or “Fund.” The Trust Fund shall be held by the Trustee in Trust and shall be dealt with in accordance with the provisions of this Trust Agreement. The Trustee shall make no distinction between principal and income. The fair market value of such Qualified Assets as of the month end prior to date of a Potential Change in Control (defined in Article XI), as determined by the Trustee in its sole discretion (and with respect to life insurance policies assigned to the Trustee by the Company [the “Policies”] determined in accordance with Section 6.3) at the time of such Potential Change in Control, shall be referred to as the “Initial Funding Amount”.

Amendment and Restatement of the Trust Agreement Between Mellon Bank, N.A. and Alcoa Inc.

1.2 Description of Trust. The Company represents and agrees that the Trust established under this Agreement is intended to be a depository arrangement with the Trustee for the setting aside of cash and other assets of the Company as and when it so determines in its sole discretion for the meeting of its future deferred compensation, retirement, life insurance and death benefit obligations to the Participants under the Plans identified on Schedule A, as such Schedule may be amended from time to time (the “Covered Plans”). The Company further represents that each Plan is a deferred compensation plan, an excess benefit plan or a benefit arrangement for a select group of management or highly compensated active and/or former employees, and as such is exempt from the application of ERISA except for the disclosure requirements applicable to such plans for which the Company bears full responsibility as to compliance. The Company further represents that the Covered Plans are not qualified under Section 401 of the Code and therefore, are not subject to any of the Code requirements applicable to tax-qualified plans. Company shall indemnify and hold harmless Trustee, its parent, subsidiaries and affiliates and each of their respective officers, directors, employees and agents from and against all liability loss and expense, including reasonable attorney’s fees and expenses suffered or incurred by any of the foregoing indemnities as a result of a breach of the foregoing representation and warranty. The provisions of this subsection shall survive termination of this Agreement.

1.3 Revocability. Prior to a Potential Change in Control, the Trust shall be revocable by the Company, and the participants shall have no right to any part of the Trust Fund. Subject to Section 11.4, upon a Potential Change in Control, no part of the income or corpus of the Trust Fund shall be recoverable by or for the benefit of the Company and the Trust shall not be amended or modified while a Potential Change of Control continues to exist, as determined pursuant to Section 11.4 Upon a Change of Control the Trust shall become irrevocable, and shall, except as provided in Articles II, XII and XIII, be held for the exclusive purpose of providing Benefits to Participants and defraying expenses of the Trust in accordance with the provisions of this Trust Agreement. Except as provided in Section 6.2 and Article II, once the Trust has become irrevocable, no part of the income or corpus of the Trust Fund shall be recoverable by or for the benefit of the Company until all Benefits owed to Participants under the Covered Plans have been fully paid.

1.4 Acceptance by the Trustee. The Trustee accepts the Trust established under this Trust Agreement on the terms and subject to the provisions set forth herein, and agrees to discharge and perform fully and faithfully all of the duties and obligations imposed upon it under this Trust Agreement.

ARTICLE II: CLAIMS OF COMPANY’S CREDITORS

2.1 No Security Interest. It is the intent of the parties hereto that the Trust Fund is and shall remain at all times subject to the claims of the Company’s general creditors. Accordingly, the Company has not and shall not create a security interest in the Trust Fund in favor of any Participant of the Covered Plans or any creditor.

2.2 Suspension of Payments. Notwithstanding any provisions in this Agreement to the contrary, if at any time while the Trust is still in existence the Company becomes insolvent or bankrupt (as defined in Section 2.3), the Trustee shall, upon written notice thereof

Amendment and Restatement of the Trust Agreement Between Mellon Bank, N.A. and Alcoa Inc.

pursuant to Section 2.4, suspend the payment of all Benefits from the Fund and shall hold the Fund for the benefit of the Company’s general creditors, and shall deliver the entire amount of the Trust Fund only as a court of competent jurisdiction, or duly appointed receiver or other person authorized to act by such a court, may direct to make the Trust Fund available to satisfy the claims of the Company’s general creditors. Unless the Trustee has actual knowledge of the Company’s insolvency or bankruptcy, the Trustee shall have no duty to inquire whether the Company is insolvent or bankrupt.

2.3 Insolvency. The Company shall be deemed to be insolvent or bankrupt upon the occurrence of any of the following:

(a) the Company shall apply for or consent to the appointment of a receiver, trustee or liquidator of itself, or shall admit in writing its inability to pay its debts generally as they become due, or shall make a general assignment for the benefit of creditors, or shall institute proceedings to be adjudged a bankrupt or insolvent, or shall seek reorganization in a proceeding under any present or future bankruptcy law or shall admit the material allegations of a petition filed against the Company in any such proceeding, or shall seek relief under the provisions of any other present or future bankruptcy, insolvency or other similar law providing for the reorganization or winding up of corporations, or the Company or its directors or majority shareholders shall take action looking to the dissolution or liquidation of the Company or an arrangement, composition, extension or adjustment with its creditors (except in connection with a consolidation or a merger of the Company with or into another corporation, a liquidation or a sale, transfer or other disposition of all or substantially all properties and assets of the Company); or

(b) without the consent of the Company, an order, judgment or decree shall be entered by any court of competent jurisdiction appointing a receiver, trustee or liquidator of the Company and such receiver, trustee or liquidator shall not have been removed or discharged within 90 days thereafter, or a substantial portion of the property of the Company shall be sequestered and shall not be returned to the possession of the Company within 90 days thereafter; or

(c) a petition against the Company in a proceeding under any present or future bankruptcy, reorganization, arrangement, composition, adjustment, winding up, insolvency, liquidation or other similar law shall be filed and any decree or order by a court of competent jurisdiction approving the filing of such petition as filed or amended or adjudging the Company a bankrupt or insolvent or decreeing or ordering the winding up or liquidation of the affairs thereof shall remain in force, undismissed, unstayed or unvacated for a period of 90 days after entry thereof, or if, under the provisions of any such law, any court of competent jurisdiction shall assume jurisdiction, custody or control of the Company or of any of its property and such jurisdiction, custody or control shall remain in force, unrelinquished, unstayed or unterminated, for a period of 90 days.

2.4 Notice of Insolvency or Solvency. By its approval and execution of this Agreement, the Company represents and agrees that its Chief Executive Officer and its General Counsel, as from time to time acting, shall have the fiduciary duty and responsibility

Amendment and Restatement of the Trust Agreement Between Mellon Bank, N.A. and Alcoa Inc.

on behalf of the Company’s creditors to give or cause to be given to the Trustee prompt written notice of any event of the Company’s insolvency or bankruptcy and/or subsequent solvency (“Notice”) specifying the date thereof; and the Trustee shall rely conclusively on any Notice of insolvency or bankruptcy and/or subsequent solvency to the exclusion of all directions or claims to pay Benefits. In the event that the Trustee has been given Notice and relying upon such Notice has suspended the payment of all Benefits from the Fund, during any period when such Notice is in effect, upon the written request of a Participant the Company shall conduct an analysis of its solvency or insolvency. Such analysis shall be commenced and completed within five business days of the Company’s receipt of such request, and immediate written notice of such analysis shall be given to the Trustee. The Company may refuse any request for an analysis of solvency or insolvency if received within 90 days of its concluding an analysis of solvency or insolvency pursuant to any Participant’s prior request for such analysis.

2.5 Resumption of Payments. The Trustee shall resume payments of Benefits to Participants within thirty (30) days of the Trustee’s receipt of Notice that the Company is not insolvent or bankrupt (or is no longer insolvent or bankrupt). The first payment to a Participant following a suspension of Benefit payments shall include the aggregate amount of all payments which would have been made to the Participant in accordance with the Covered Plans during the period of such suspension, less the aggregate amount of payments of Benefits under the Covered Plans made to the Participant by the Company during any such period of discontinuance.

2.6 Trust Recovery of Payments to Creditors. In the event that amounts are paid from the Trust Fund to the Company’s creditors (other than as provided herein to the Participants and for expenses of this Trust), then as soon as practicable (or if the Company is then insolvent or bankrupt, as soon as the Company is no longer insolvent or bankrupt) the Company shall deposit into the Trust Fund a sum equal to the amount paid by the Trust Fund to such creditors. Notwithstanding the foregoing, the Trustee shall not be liable for any failure by the Company to deposit in the Trust Fund a sum equal to the amount paid by the Trust Fund to creditors in accordance with the provisions of Article II of this Agreement.

ARTICLE III: POWERS OF THE TRUSTEE

3.1 Investment of the Trust.

(a) Administrative Guidelines. Except as provided in Section 3.1(b), the Trust Fund shall be invested by the Trustee as directed by the Company. The Trustee shall act solely as a directed trustee. The Company shall provide the Trustee with a copy of its administrative guidelines (“Administrative Guidelines”) annually.

(b) Investment Discretion. Subsequent to a Change in Control, the Trustee shall in its sole discretion, invest the assets of the Trust fund in such investments as shall be determined by the Trustee in accordance with the powers contained herein. The Trustee may hire investment advisors. The Trustee shall invest the assets of the Trust with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity would use and shall diversify the investments so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so.

Amendment and Restatement of the Trust Agreement Between Mellon Bank, N.A. and Alcoa Inc.

(c) Contributions. Notwithstanding anything in the Trust Agreement to the contrary, (i) the Company shall have the right and power at any time and from time to time to contribute to the Trust Fund one or more Policies, and to direct the Trustee to continue to hold or acquire one or more policies and to pay premiums from the Trust Fund in accordance with any such Policy, and (ii) except as the Company shall otherwise direct, the Trustee shall hold each Policy as part of the Trust Fund and shall neither transfer any Policy, make or cause to be made any loans, withdrawals, surrenders or other distributions under any Policy, nor surrender, assign, amend, modify or terminate any Policy; provided, however, that notwithstanding the foregoing (except with regard to split dollar life insurance policies), if the Company fails to contribute Qualified Assets to the Trust pursuant to Sections 5.1(a) and 5.1(d), the Trustee may make or cause to be made loans, withdrawals, surrenders or other distributions under any or all Policies, and surrender any Policy, to obtain cash to pay Benefits to a Participant or to pay administrative expenses.

(d) Market Practice Settlements. Settlements of transactions may be effected in trading and processing practices customary in the jurisdiction or market where the transaction occurs. The Company acknowledges that this may, in certain circumstances, require the delivery of cash or securities (or other property) without the concurrent receipt of securities (or other property) or cash. In such circumstances, the Trustee shall have no responsibility for non-receipt of payment (or late payment) or non-delivery of securities or other property (or late delivery) by the counter-party.

(e) Contractual Income and Settlement.

(1) In accordance with the Trustee’s standard operating procedure, the Trustee shall credit the Fund with income and maturity proceeds on securities on contractual payment date net of any taxes or upon actual receipt. To the extent the Trustee credits income on contractual payment date, the Trustee may reverse such accounting entries to the contractual payment date if the Trustee reasonably believes that such amount will not be received.

(2) In accordance with the Trustee’s standard operating procedure, the Trustee will attend to the settlement of securities transactions on the basis of either contractual settlement date accounting or actual settlement date accounting. To the extent the Trustee settles certain securities transactions on the basis of contractual settlement date accounting, the Trustee may reverse to the contractual settlement date any entry relating to such contractual settlement if the Trustee reasonably believes that such amount will not be received.

3.2 Investment Powers of the Trustee. After a Change of Control the Trustee shall have the following investment powers and authority with respect to all property constituting a part of the Trust Fund in its discretion. Prior to a Change of Control if the Company directs investments or an investment manager has been appointed by the Company, the following powers may be exercised by the Trustee upon direction of the Company or an investment manager:

(a) To invest and reinvest in any personal property wherever situated, including without limitation domestic common and preferred stocks, bonds (including, without limitation, any collective or part interest in any bond), notes, and debentures (including convertible stocks and securities), certificates of deposit, life insurance contracts, guaranteed investment contracts and guaranteed annuity contracts, without being limited to investments authorized by law for the investment of trust funds, but not including any thereof which do not constitute Qualified Assets as defined in Section 1.1.

Amendment and Restatement of the Trust Agreement Between Mellon Bank, N.A. and Alcoa Inc.

(b) To invest and reinvest without distinction between principal and income, in contracts for future delivery of United States Treasury Bills, other financial instruments or other indices based on any group of securities, and in options to buy or sell indices based on any group of securities or any kind of evidences of ownership or indebtedness, including financial instruments or future contracts relating thereto.

(c) To retain any property at any time received by it except for property not constituting Qualified Assets.

(d) To sell, to exchange, to convey, to transfer, or to dispose of, and to grant options for the purchase or exchange with respect to, any property at any time held by it, by public or private sale, for cash or on credit, or partly for cash and partly on credit.

(e) To participate in any plan or reorganization, consolidation, merger, combination, liquidation, or other similar plan relating to any such property, and to consent to or oppose any such plan or any action thereunder, or any contract, lease, mortgage, purchase, sale, or other action by any corporation or other entity any of the securities of which may at any time be held in the Trust Fund, and to do any act with reference thereto.

(f) To deposit any such property with any protective, reorganization, or similar committee other than of or related to the Company; to delegate discretionary power to any such committee; and to pay part of the expenses and compensation of any such committee and any assessments levied with respect to any property so deposited.

(g) To exercise any conversion privilege or subscription right available in connection with any such property, and to do any act with reference thereto, including the exercise of options, the making of agreements or subscriptions, and the payment of expenses, assessments or subscriptions, which may be deemed necessary or advisable in connection therewith, and to hold and retain any securities or other property which it may so acquire.

(h) To extend the time of payment of any obligation held in the Trust.

Amendment and Restatement of the Trust Agreement Between Mellon Bank, N.A. and Alcoa Inc.

(i) To enter into standby agreements for future investment, either with or without a standby fee.

(j) To invest and reinvest all or any specified portion of the Trust Fund through the medium of any mutual fund registered by the Securities and Exchange Commission.

(k) To be the owner of any individual life insurance contracts or individual or group annuity contracts and to take such action with respect to such contracts as the Trustee deems necessary to carry out the terms of this Trust Agreement, including but not limited to payment of insurance premiums and repayment of any policy loans.

(l) To make, execute, and deliver, as Trustee, any and all notes, bonds, guarantees, contracts, waivers, releases or other instruments in writing necessary or proper for the accomplishment of any of the foregoing powers.

(m) Generally to do all acts, whether or not expressly authorized, which shall include but not be limited to the loaning of any financial security held by the Trustee as an asset of the Trust Fund, that the Trustee deems necessary or desirable for the protection of the Fund and to carry out the purposes of this Trust Agreement.

(n) To exercise, personally or by general or limited power of attorney or by granting proxies, any right, including the right to vote, appurtenant to any securities or other such property.

3.3 Administrative Powers of the Trustee. Except as limited by Section 3.1 or as otherwise provided in this Trust Agreement, the Trustee shall have the following administrative powers in its sole and absolute discretion, all of which shall be exercised by the Trustee in a prudent manner.

(a) To attend to involuntary corporate actions.

(b) To register or hold any securities or other property held by it in its own name or in the name of any custodian of such property or of its nominee, including the nominee of any system for the central handling of securities, with or without the addition of words indicating that such securities are held in a fiduciary capacity, to deposit or arrange for the deposit of any such securities with such a system and to hold any securities in bearer form.

(c) To settle, compromise or submit to arbitration, any claims, debts or damages, due or owing to or from the Trust; to commence or defend suits or legal proceedings to protect any interest of the Trust; and to represent the Trust in all suits or legal proceedings in any court or before any other body or tribunal.

Amendment and Restatement of the Trust Agreement Between Mellon Bank, N.A. and Alcoa Inc.

(d) To organize under the laws of any state one or more corporations, partnerships or trusts for the purpose of acquiring and holding title to any property that it is authorized to acquire under this Trust Agreement and to exercise with respect thereto any or all of the powers set forth in this Trust Agreement.

(e) To engage any legal counsel, including (except following a Change in Control) counsel to the Company, or any other suitable agents (including outside investment managers, accountants, actuaries, consultants, and other providers of services, to consult with such counsel with respect to the implementation and construction of this Trust Agreement, the duties of the Trustee hereunder, the transactions contemplated by this Trust Agreement or any act which the Trustee proposes to take or omit, to rely upon the advice of and services performed by such counsel and other agents and to pay their reasonable fees, expenses and compensation. Such services of legal counsel or suitable agents may be provided by the Trustee or its subsidiaries or affiliates. The Trustee shall be reimbursed in accordance with Sections 7.2 and 5.3 of this Trust Agreement for all reasonable fees, expenses and compensation paid to legal counsel and other agents.

(f) To hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

(g) To borrow money from any lender (including Trustee or its subsidiaries or affiliates, to the extent permitted by law) in such amounts and upon such terms and conditions as shall be deemed advisable or proper to carry out the purposes of the Trust and to pledge any securities or other property for the repayment of any such loan.

(h) To establish such accounts as are designated herein.

(i) To receive notice that a Potential Change in Control or a Change in Control has occurred as provided in Sections 11.1, 11.2 or 11.3 hereof.

(j) To transfer excess Trust assets to the Company as provided in Section 6.2 hereof.

(k) Generally to do all acts, whether or not expressly authorized, that the Trustee deems necessary or desirable for the protection of the Fund or to carry out the purposes of this Trust Agreement.

ARTICLE IV: TRUST OBLIGATION TO PAY PLAN BENEFITS

4.1 Nature of Trust Beneficiaries’ Interest. The establishment of the Trust and the payment or delivery to the Trustee of assets shall not vest in any Participant any right, title or interest in and to any assets of the Trust. To the extent that any Participant acquires the right to receive payments under a Plan, such right shall be no greater than the right of any unsecured general creditor of the Company and such Participant shall have only the unsecured promise of the Company that such payments will be made.

Amendment and Restatement of the Trust Agreement Between Mellon Bank, N.A. and Alcoa Inc.

4.2 Obligations.

(a) Obligation of Trustee. Subsequent to a Change in Control the Trustee shall make cash payments of Benefits to Participants at such times and in such amounts as are required of the Company under the Covered Plans pursuant to Section 4.3 to the extent such amounts are not paid by the Company. The Trustee shall pay such Benefits if it is not notified by the Company that it has already paid such Benefits.

(b) Obligation of Company. Notwithstanding anything in this Trust Agreement to the contrary, the Company shall remain primarily liable to pay Plan Benefits. Payments from this Trust Fund to Participants shall discharge, reduce and offset, to the extent of payments, the Company’s obligation to pay Plan Benefits. If the Company’s obligation to pay a Plan Benefit is not fully discharged, reduced and offset by a payment from this Trust, then the Company shall make the balance of each such Plan Benefit payment as it becomes due.

4.3 Determination of benefits Payable to Participants.

(a) Copy of Covered Plans. The Company shall provide the Trustee with copies of the Covered Plans and all amendments thereto, and of the resolutions of the Board of Directors of the Company or any Committee thereof approving the Covered Plans and all amendments thereto promptly upon their adoption. The Trustee shall be entitled to rely on the terms of each Plan as in effect prior to its amendment until the Trustee receives a copy of any such amendment.

(b) Participant Data. The Company shall maintain and include in its Administrative Guidelines, participant data (“Participant Data”) and other information necessary to enable the Trustee to determine, subsequent to a Change in Control the amount, time and form of payment of each Benefit payable to each Participant.

(c) Updating the Participant Data. Upon a Change in Control, the Company shall either (i) notify the Trustee that there have been no changes in the Administrative Guidelines from the Administrative Guidelines that the Trustee has most recently received, or (ii) if there have been changes in the Administrative Guidelines, provide the Trustee with Administrative Guidelines updated to the date of the Change in Control.

After a Change in Control, the Trustee shall update the Administrative Guidelines, at such time(s) as necessary to pay Benefits, from information furnished to it by the Company or by Participants, as provided in Section 4.4 hereof. The Trustee shall request information from the Company and Participants as necessary to update the Administrative Guidelines. Notwithstanding the foregoing, after a Change in Control, no person shall be entitled to receive Benefit payments from the Trust if such person was not identified as a Participant in a Covered Plan as of a date prior to a Change in Control.

Amendment and Restatement of the Trust Agreement Between Mellon Bank, N.A. and Alcoa Inc.

(d) After a Change in Control, the type of Benefit, the amount of Benefit, the time when such Benefit shall be paid to a Participant and all other determinations regarding the Benefits which are payable under the Covered Plans shall be determined in accordance with the Covered Plans as in effect on the day immediately preceding the date upon which a Change in Control occurs and payments of Benefits from the Trust Fund shall be determined in accordance with and only under such Covered Plans, using the Administrative Guidelines updated to, but not after the date of the Change in Control.

4.4 Company Records.

(a) The Company or its designee shall keep full, accurate and detailed books, records and Participant Data with respect to the Participants under the Covered Plans and the Benefits payable to the Participants. At such time or times as the Trustee shall reasonably request, the Company shall provide access to such books and records and to any third party retained by the Trustee to assist it.

(b) If, at any time after a Change in Control, the Trustee determines, in its discretion, that the Company has either failed or has refused or caused its designee to fail or refuse to give the Trustee accurate and sufficient Participant Data or sufficient access to the books and records referred to in Section 4.4 (a) hereof, the Trustee shall be entitled to rely, for the purpose of calculating Benefits, on the Participant Data furnished to the Trustee by the respective Participants (including Participant Data furnished at the time or after a claim for Benefits has been made), unless the Trustee believes that such Participant Data is incorrect.

(c) The Trustee shall be under no obligation to commence any action seeking judicial or administrative relief in the event that the Company does not comply with its obligations under Section 4.4(a) hereof or the respective Participants do not furnish Participant Data in accordance with Section 4.4(b) hereof.

ARTICLE V: CONTRIBUTIONS

5.1 Contributions.

(a) The Company shall deliver to the Trustee such Qualified Assets as the Company shall from time to time determine. At any time prior to a Potential Change in Control, the Trustee shall promptly deliver to the Company all or any portion of the Qualified Assets previously contributed to the Trust Fund as the Company may demand from time to time. In addition, if the Trustee is notified of a determination by the Incumbent Board that a Potential Change in Control no longer exists, on and after the date of such notification the Trust shall be administered as if a Potential Change in Control had not occurred including, without limiting the generality of the foregoing, the Company may demand that Qualified Assets (or the value thereof) previously contributed to the Trust Fund be returned to the Company and the Trustee shall comply with such demand.

Amendment and Restatement of the Trust Agreement Between Mellon Bank, N.A. and Alcoa Inc.

(b) Notwithstanding the foregoing, the Trustee shall not be liable for any failure by the Company to provide contributions sufficient to pay Benefits under the Covered Plans in full or to cause required transfers of Qualified Assets to be made as herein required.

(c) For all purposes of this Trust Agreement, the present value of all unpaid Benefits under the Covered Plans shall be determined by the Trustee or by actuaries retained by the Trustee. In making such determination, the assumptions contained in the Administrative Guidelines will be used and relied upon by the Trustee or its agents.

(d) (1) If at any time the Trustee determines that in order to generate cash to pay current or future Benefits or to pay administrative expenses, it is necessary to either borrow from, withdraw from, encumber in any manner or surrender all or part of any of the Policies, including without limitation partial surrenders or distributions of policy values, the Trustee shall notify the Company in writing of its intention to do so and the amount of cash required. Thereupon, the Company shall have the option within 30 days to contribute Qualified Assets to the Trust in the amount stated in the notice, and if it does so the Trustee shall then refrain from making such loan, withdrawal, encumbrance or surrender until such subsequent time(s), if any, as the Trustee again determines that it is necessary to either borrow from, withdraw from, encumber or surrender one or more Policies, whereupon the Trustee shall again give written notice of its intention to do so and the cash required and the Company shall again have the option to contribute Qualified Assets, in the manner set forth above in this Section 5.1.

(2) Notwithstanding any other provision in this Trust Agreement, in the event the Company, upon written notice duly given by the Trustee, does not exercise its option to contribute Qualified Assets to the Trust in the amount stated in the Trustee’s notice within the time period allowed under Section 5.1(d) (1), the Trustee shall then be authorized to sell assets or to borrow from, withdraw from, encumber in any manner and/or surrender all or any of the Policies, even if the cash raised is in excess of the amount stated in such notice.

(3) After the occurrence of a Potential Change in Control and before the completion of a Change in Control, the Company shall make a contribution to the Trust in an amount equal to 110% of the “Potential Liabilities” (as defined below) minus the Initial Funding Amount (the “Required Funding Amount”). So long as the Trust is irrevocable, on each six-month anniversary of a Potential Change in Control, the Company shall reconcile the Required Funding Amount, and, to the extent the Required Funding Amount (as so recomputed) exceeds the aggregate amount theretofore deposited or contributed, the Company shall promptly contribute the amount of such excess to the Trust. All amounts so deposited or contributed shall become the principal of the Trust to be held, administered and disposed of by the Trustee as provided in this Agreement. The Trustee shall have no responsibility to determine the amount of a contribution. “Potential Liabilities” as of a particular date means an amount that is sufficient to pay each Participant the Benefits to which such Participant would be entitled pursuant to the terms of the Covered Plans as if a Change in Control had occurred as of such date.

Amendment and Restatement of the Trust Agreement Between Mellon Bank, N.A. and Alcoa Inc.

5.2 Allocation of Contributions. As soon as administratively practical after the date of a Change in Control, and thereafter at least annually the Trustee shall determine after consultation with an enrolled actuary, whether the assets of the Trust are sufficient to provide all projected Benefits, as determined using the assumptions set forth in the Administrative Guidelines. In the event that the assets are sufficient, the Trustee shall determine Benefits in accordance with the terms of the Covered Plans. In the event that the assets are not sufficient, the Trustee shall determine whether the Administrative Guidelines establish a priority between and among the Covered Plans and/or various types of Participants. If a priority is so established, the Trustee, after consultation with the actuary, shall determine the allocation of the assets based on such priority. In any event the Trustee then shall prorate the Benefits payable under any Covered Plan based upon the relationship of the assets so allocated to a Covered Plan to that Covered Plan’s projected Benefits.

5.3 Expense Account. In addition to contributions made pursuant to the preceding sections of this Article V, the Company shall deliver to the Trustee such other amounts as the Trustee deems necessary or appropriate to provide for the payment of expenses of the Trust within 30 days notice thereof from the Trustee. Such contributions shall be held in an “Expense Account.” Notwithstanding anything in this Trust Agreement to the contrary, any such Expense Account contributions, and earnings thereon, shall be irrevocable, and except as provided in Article II and Article XII, shall be applied solely toward the payment of Trust expenses. Within thirty (30) days following the occurrence of a Potential Change in Control, the Company shall make a contribution to the Trust in the amount necessary so that the Expense Account is at least equal to $200,000.

ARTICLE VI: PAYMENTS BY THE TRUSTEE

6.1 Payment of Benefits.

(a) A Participant may apply in writing directly to the Trustee for payment of a Benefit that (i) has been awarded to the Participant by a final decision obtained pursuant to the terms of a Covered Plan, and (ii) has not been paid by the Company.

(b) Subject to the provisions of Article II hereof, upon receiving an application for payment of a Benefit, the Trustee shall notify the Company of the application, including the amount of the Benefit payable, and the Trustee shall make such payments as are required unless the Company (within 30 days of such notice) proves to the satisfaction of the Trustee that the Company has paid the Benefit to the Participant. Following the first such payment of a Benefit to a Participant, payments of such Benefits shall continue in accordance with the applicable Covered Plan unless and until the Company proves to the satisfaction of the Trustee that it has resumed paying such Benefit.

6.2 Transfer of Excess Assets to the Company.

(a) Subject to subsection (b) below of this Section 6.2, if after a Change in Control, as of December 31 of any year the fair market value of the Trust Fund as determined by the Trustee pursuant to Section 6.3 hereof exceeds 125 percent of the sum of the present value of all unpaid Benefits under the Covered Plans (as determined by the Trustee pursuant

Amendment and Restatement of the Trust Agreement Between Mellon Bank, N.A. and Alcoa Inc.

to Section 5.1(c) hereof) calculated on said December 31, then in the event of the receipt by the Trustee within 120 days following such December 31 of a written request executed by the Company, the Trustee shall transfer to the Company, within 30 days of the receipt of such request, such assets of the Trust Fund, other than Policies, as the Trustee shall select and which have a fair market value in the aggregate up to the amount which is in excess of 110% of the sum of the present value of all unpaid Benefits under the Covered Plans (as determined by the Trustee pursuant to Section 5.1(c) hereof).

(b) No transfer or reversion pursuant to Section 6.2(a) above shall occur if the Trustee has previously given notice pursuant to Section 5.1(d) hereof of its intention to borrow from, withdraw from, encumber or surrender Policies and the Company failed within the allotted time to contribute Qualified Assets as provided in said Section.

(c) Before a Potential Change in Control, the Company may request at any time and from time to time, and the Trustee shall provide within 30 days, any assets of the Trust Fund, including the Policies, in such amounts as the Company may specify.

6.3 Valuations. As of the closing of business at the end of each calendar quarter of a year, (“Valuation Date”) the Trustee shall determine the fair market value of the Trust Fund. The fair market value of the Policies shall be based upon their cash surrender values. Notwithstanding, it is understood and agreed that the Trustee is obligated to determine the fair market value of the Trust Fund as set forth in this Section 6.3 only if it has received in a timely manner all necessary information which the Trustee has requested from a third party or parties in a timely manner.

6.4 Company as Owner of Accounts. It is the intention of the Company to have each account established hereunder treated as a separate account designed to aid the Company in satisfying its legal liability under the Covered Plans, and to have the balance, if any, in any such account revert to the Company after all of the Company’s liabilities with respect to the Benefits have been met. The Company agrees that all income, deductions, and credits of each such account belong to it as owner for income tax purposes and will be included on the Company’s income tax returns or any other required tax returns and will be the sole obligation of and paid by the Company.

6.5 Withholding Taxes; Employment Taxes. Any amounts paid to a Participant pursuant to this Article VI shall be reduced by the amount of any taxes required by law to be withheld and the Trustee may either pay such taxes required to be withheld to the Company, whereupon the Company shall have full responsibility for the payment of all withholding taxes to the appropriate tax authorities, or pay such taxes directly for the benefit of the Company; in either such event, the Company shall timely furnish each Participant the appropriate tax information form evidencing such payment and the amount thereof. The Company shall be solely responsible for the payment of employment taxes (e.g., employer FICA, FUTA, state unemployment), if any, attributable to Trust payments to Plan Benefits. The Company shall, in a timely manner, furnish the Trustee with such tax information as is necessary for the Trustee to fulfill its obligations as herein stated. At the Company’s request, the Trustee shall provide the Company or its designee within thirty (30) days after each

Amendment and Restatement of the Trust Agreement Between Mellon Bank, N.A. and Alcoa Inc.

Valuation Date, or such other agreed upon period the total amount of all taxes paid or withheld. All such information shall be provided by the Trustee in its standard format, or in such other format as shall be agreed upon by the Trustee and the Company.

ARTICLE VII: TAXES, EXPENSES AND COMPENSATION

7.1 Taxes.

(a) The Company shall from time to time pay taxes of any and all kinds whatsoever which at any time are levied or assessed upon or become payable in respect of the Trust Fund, the income or any property forming a part thereof; or any security transaction pertaining thereto. At the Company’s request and expense the Trustee shall contest the validity of such taxes in any manner deemed appropriate by the Company or its counsel, but only if it has received an indemnity bond or other security satisfactory to it to pay any expenses of such contest. Alternatively, the Company may itself contest the validity of any such taxes.

(b) The Trustee shall notify the Company or its designee of any tax assessments which it receives on any income or property maintained in the Trust Fund, and, unless notified to the contrary by the Company or its designee within 90 days, shall pay such taxes or assessments. If the Company or its designee notifies the Trustee within said period that in its opinion or in the opinion of counsel that such assessments are invalid or that they should be contested, then the Trustee shall take whatever action is indicated in the notice received from the Company or its designee.

7.2 Expenses and Compensation. Company shall pay all reasonable administrative and Trustee’s fees and expenses. The Trustee also shall be entitled to reimbursement for its reasonable expenses of administering the Trust, including reasonable compensation of counsel and any agents, including investment advisors, engaged by the Trustee to assist it in such administration. If not so paid, the fees and expenses shall be paid from the Trust. In making payments to service providers pursuant to directions of Company, Company acknowledges that Trustee is acting as paying agent, and not as the payor, for tax information reporting and withholding purposes. Trustee shall be entitled to reasonable compensation for the services rendered under this Agreement, as agreed to by the parties. Company acknowledges that, as part of Trustee’s compensation, Trustee may earn interest on balances, including disbursement balances and balances arising from purchase and sale transactions.

If Trustee advances cash or securities for any purpose or in the event that Trustee shall incur or be assessed taxes, interest, charges, expenses, assessments, or other liabilities in connection with the performance of this Agreement, except such as may arise from Trustee’s business revenue, its own negligent action, negligent failure to act or willful misconduct, any property at any time held for the Trust Fund under this Agreement shall be security therefor and Trustee shall be entitled to collect from the Trust Fund sufficient cash for reimbursement, and if such cash is insufficient, dispose of the assets of the Trust Fund held under the Agreement to the extent necessary to obtain reimbursement. To the Extent Trustee advances

Amendment and Restatement of the Trust Agreement Between Mellon Bank, N.A. and Alcoa Inc.

funds to the Trust for disbursement or to effect the settlement of purchase transactions, Trustee shall be entitled to collect from the Trust Fund reasonable charges established under the Trustee’s standard overdraft terms, conditions and procedures.

7.3 Expense Account. To the extent there is a balance in the expense account established pursuant to Section 5.3, the Trustee shall utilize such expense account for payment of the Trustee’s fees and Trust expenses. In the absence of such a balance, the Company shall pay all Trust expenses, including fees of the Trustee. Upon failure of the Company to pay such expenses, the Trustee may satisfy such obligations out of the assets of the Trust Fund.

ARTICLE VIII: ADMINISTRATION AND RECORDS

8.1 Records. The Trustee shall keep or cause to be kept accurate and detailed accounts of any investments, receipts, disbursements and other transactions hereunder, and all accounts, books, and records relating thereto shall be open to inspection and audit at all reasonable times by any person designated by the Company. All such accounts, books, and records shall be preserved (in original form, or on microfilm, magnetic tape, or any other similar process in such form as is legally permissible and acceptable to the Company) for such period as the Trustee may determine.

8.2 Settlement of Accounts. Within a reasonable time following the end of each calendar quarter and within 90 days after the removal or resignation of the Trustee or the termination of the Trust, the Trustee shall file with the Company a written account setting forth all investments, receipts, disbursements and other transactions effected by it since the beginning of the quarter, including a description of all investments and securities purchased and sold, with the cost or net proceeds of such purchases or sales, and showing all cash, securities, and other property held at the end of such period. All such information shall be provided by the Trustee in its standard format or in such other format as shall be agreed upon by the Trustee and the Company.

If within 90 days after the filing of such account neither the Company nor any Participant has filed with the Trustee notice of any objection to any act of transaction of the Trustee, the initial account shall become an account stated as between the Trustee, the Company, and all persons having or claiming to have an interest in the Trust Fund. If any objection has been filed, and if the Company or Participant who filed such objection is satisfied that it should be withdrawn, the objecting party shall in writing file with the Trustee signifying its approval of the account, and it shall become an account stated as between the Trustee, the Company, and all persons having or claiming to have an interest in the Trust Fund. If the account is adjusted following an objection thereto, the Trustee shall file with the Company and make available for inspection by Participants the adjusted account, and if within 30 days after such filing of an adjusted account neither the Company nor any Participant has filed with the Trustee notice of any objection to the transactions as so adjusted, the adjusted account shall become an account stated as between the Trustee, the Company, and all persons having or claiming to have an interest in the Trust Fund.

Amendment and Restatement of the Trust Agreement Between Mellon Bank, N.A. and Alcoa Inc.

Absent fraud or manifest error, when an account becomes an account stated it shall be finally settled, and the Trustee shall, to the maximum extent permitted by applicable law, be forever released and discharged from all liability and accountability with respect to the proprietary of its acts and transactions shown in such account.

8.3 Audit. The Trustee shall from time to time permit an independent certified public accountant selected by the Company to have access during ordinary business hours to such records as may be necessary to audit the Trustee’s accounts.

8.4 Judicial Settlement. Nothing contained in this Trust Agreement shall be construed as depriving the Trustee or the Company of the right to have a judicial settlement of the Trustee’s account.

8.5 Delivery of Records to Successor. In the event of removal or resignation of the trustee, the Trustee shall deliver to the successor Trustee all records which shall be required by the successor Trustee to enable it to carry out the provisions of this Trust Agreement.

8.6 Tax Filings. In addition to any returns required of the Trustee by law, the Trustee shall prepare and file such tax reports and other returns as the Company and the Trustee may from time to time agree.

ARTICLE IX: REMOVAL OR RESIGNATION OF THE

TRUSTEE AND DESIGNATION OF SUCCESSOR TRUSTEE

9.1 Resignation.

(a) The Trustee may resign at any time before or after a Change in Control upon 180 days prior written notice to the Company. The Company shall make a good faith effort, following receipt of notice of resignation from the Trustee, to find and to appoint a successor trustee who shall adhere to the obligations imposed on the Trustee under the terms of the Trust Agreement. The Trustee shall condition its acceptance of such successor on its determination that the successor trustee satisfies the criteria set forth in the immediately preceding sentence and on the obtaining from such successor of a written statement that the successor has read the Trust Agreement and related documents, understands its obligations thereunder and has accepted its appointment in writing. In the event the Company has failed to appoint a successor trustee within 60 days of the Trustee’s notice of resignation, the Trustee shall be entitled to seek judicial removal. In any event, the Trustee shall continue to be custodian of the Trust Fund until the new trustee is in place, and the Trustee shall be entitled to expenses and fees through the later of the effective date of its resignation as Trustee or the end of its custodianship of the Trust Fund.

(b) Notwithstanding the above, after a Potential Change in Control the Trustee may resign only if it has obtained the agreement of a bank or trust company with assets in excess of $2 billion and a net worth in excess of $100 million to replace it as Trustee under the terms of this Trust Agreement.

Amendment and Restatement of the Trust Agreement Between Mellon Bank, N.A. and Alcoa Inc.

9.2 Removal. At any time prior to a Change in Control, the Company may remove any Trustee with or without cause upon at least 60 days notice in writing to the Trustee. Removal of the Trustee shall not be effective until the Company has appointed, in writing, a successor Trustee, which must be a bank or trust company with assets in excess of $2 billion and a net worth in excess of $100 million, and such successor has accepted the appointment in writing. At any time after a Change in Control, the Trustee may be removed in accordance with the following procedure:

(a) upon request of five or more Participants, the Trustee shall deliver to such Participants a list of the names and addresses of all Participants;

(b) upon receipt of a written request, signed by 10% or more of the Participants, for the removal of any Trustee and the appointment of a specified successor, the Trustee shall conduct a vote of Participants with respect to such removal and designation of a successor; and

(c) a vote of a majority of all Participants shall be required for the removal of any Trustee and the appointment of the specified successor.

9.3 Successor Trustee. All of the provisions set forth herein with respect to the Trustee shall relate to each successor trustee with the same force and effect as if such successor had been originally named as the Trustee hereunder.

9.4 Transfer of Trust Fund to Successor. Upon the resignation or removal of the Trustee and appointment of a successor, the Trustee shall promptly transfer and deliver the Trust Fund to such successor. Following the effective date of the appointment of the successor, the Trustee’s responsibility hereunder shall be limited to managing the assets in its possession and transferring such assets to the successor, and settling its final account. Neither the Trustee nor the successor shall be liable for acts of the other.

ARTICLE X: ENFORCEMENT OF TRUST

AGREEMENT AND LEGAL PROCEEDINGS

10.1 The Company and the Trustee each shall have the right to enforce any provision of this Trust Agreement and, on or after the occurrence of a Change in Control, either the Trustee on behalf of Participants or any Participant (or the legal representative of the Participant’s estate) as a beneficiary of the Trust shall have the right to enforce any provision of this Trust Agreement that affects the right, title, and interest of such Participant in the Trust. In any action or proceeding affecting the Trust the only necessary parties shall be the Company, the Trustee, and the Participants and, except as otherwise required by applicable law, no other person shall be entitled to any notice or service of process. Any judgment entered in such an action or proceeding shall, to the maximum extent permitted by applicable law, be binding and conclusive on all persons having or claiming to have any interest in the Trust. In case any provision of this Agreement is enforced by the Trustee or by any Participant by law or through an attorney-at-law, or under advice therefrom, including but

Amendment and Restatement of the Trust Agreement Between Mellon Bank, N.A. and Alcoa Inc.

not limited to the collection of amounts due either the Trustee or any such Participant, or for the benefit of such Participant, then the Company shall pay all costs of such enforcement of collection, including reasonable attorney’s fees.

ARTICLE XI: CHANGE IN CONTROL; POTENTIAL CHANGE IN CONTROL

11.1 Change in Control of the Company. A “Change in Control” of the Company shall be deemed to have occurred upon the Trustee having received notice from the Company’s Chief Executive Officer or its General Counsel that any of the following events have occurred:

(a) any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of securities of the Company) (an “Entity”) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) (a “Beneficial Owner”), directly or indirectly, of securities of the Company representing 20% or more of the total voting power of the Company’s then outstanding securities eligible to vote; or

(b) individuals who, as of the date hereof, constitute the board of directors of the Company cease for any reason to constitute a majority of the board; provided however, that any individual becoming a director whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least 75% of the directors then comprising the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened solicitation of proxies by or on behalf of an Entity other than the board of directors (the “Incumbent Board”);

(c) there is consummated a merger, consolidation or other corporate transaction, other than (i) a merger, consolidation or transaction that would result in the voting securities of the Company outstanding immediately prior to such merger, consolidation or transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving Entity or any parent thereof) at least 55% of the combined voting power of the securities of the Company or such surviving Entity or any parent thereof outstanding immediately after such merger, consolidation or transaction, or (ii) a merger, consolidation or transaction effected to implement a recapitalization of the Company (or similar transaction) in which no Entity is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing more than 20% of the combined voting power of the Company’s then outstanding securities;

(d) the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of its assets to an Entity at least 55% of the combined voting power of which is held in the same proportions as the ownership of the Company’s securities immediately prior to such sale; or

Amendment and Restatement of the Trust Agreement Between Mellon Bank, N.A. and Alcoa Inc.

(e) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company; or

(f) the board of directors of the Company adopts a resolution to the effect that, for purposes of this Agreement, a Change in Control has occurred.

11.2 Potential Change in Control of the Company. A “Potential Change in Control” of the Company shall be deemed to have occurred upon the board of directors of the Company adopting a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred and providing notice to the Trustee, or the Trustee having received notice from the Company’s Chief Executive Officer or its General Counsel that any of the following events have occurred:

(a) the Company is negotiating an agreement, the consummation of which may result in the occurrence of a Change in Control;

(b) the Company or any Entity states an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control;

(c) any Entity becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 5% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company’s then outstanding securities with the purpose or with the effect of changing or influencing the control of the Company.

11.3 Information for the Trustee. The Trustee may rely, without further investigation or due diligence:

(a) on a notice from the Company’s Chief Executive Officer or its General Counsel; or

(b) a certified copy of a resolution of the board of directors of the Company; that a Change in Control or a Potential Change in Control has occurred.

11.4 Effect of no Change in Control. If a Change in Control does not occur within twelve (12) months following a Potential Change in Control, unless the Incumbent Board determines that a Potential Change in Control still exists, the Trust shall be administered as if a Potential Change in Control had not occurred until such time as a subsequent Potential Change in Control occurs. The Secretary of the Company shall notify the Trustee of the determination of the Incumbent Board as to whether the Potential Change of Control exists or not.

ARTICLE XII: TERMINATION

12.1 Prior to a Potential Change in Control. Prior to a Potential Change in Control, the Company may revoke and terminate the Trust at any time, in its sole discretion, without the approval of any Participant, upon written notice to the Trustee. As soon as practicable following the Trustee’s receipt of such notice, the Trustee shall distribute the Trust Fund to, or as directed by the Company.

Amendment and Restatement of the Trust Agreement Between Mellon Bank, N.A. and Alcoa Inc.

12.2 Following a Potential Change in Control. Following a Potential Change in Control, the Trust shall continue until (i) all Benefit payments required by Article VI or other provisions of this Trust Agreement have been made or (ii) the Trust Fund contains no assets and retains no claims to recover assets from the Company pursuant to any provision hereof, whichever shall occur first. If the Trust terminates pursuant to this Section 12.2, the Trustee, after its final account has been settled as provided in Section 8.2, shall distribute to the Company the net balance of any assets of the Trust remaining after all Benefits and expenses have been paid.

12.3 No Further Liability. Absent fraud or manifest error, upon making distribution of the Trust Fund pursuant to the preceding paragraphs of this Article XII, the Trustee shall be relieved from all further liability hereunder and with respect to the Trust Fund. The powers of the Trustee hereunder shall continue so long as any assets of the Trust Fund remain in its hands.

ARTICLE XIII: AMENDMENT

13.1 Prior to a Potential Change in Control. Prior to a Potential Change in Control, the Company may from time to time amend, in whole or in part, any or all of the provisions of this Trust Agreement without the consent of any Participant; provided, however, that (i) no amendment will be made to this Trust Agreement or the Covered Plans which will cause this Trust Agreement, the Covered Plans, or the assets of the Trust Fund to be governed by or subject to Part 2, 3, or 4 of Title I of ERISA, (ii) no amendment will be made which will cause the assets of Trust Fund to be taxable to Participants prior to the distribution therefrom, (iii) no amendment shall increase the duties or responsibilities of the Trustee unless the Trustee consents thereto in writing.

13.2 Following a Potential Change in Control. Following a Potential Change in Control, this Trust Agreement may be amended (subject to the restrictions set forth in the provisos in Section 13.1) only with the prior written consent of 75% of Participants who, at the time such amendment is sought, are listed as Participants in the Covered Plans. Upon receipt of a request from the Company for an amendment, the Trustee shall be responsible for attempting to secure such consents in a timely fashion, and unless ordered by a court of competent jurisdiction, shall not reveal to the Company or to any other person any information concerning such consents, except whether the required majority has been achieved.

In the event the Trustee is notified under Section 11.4 that a Potential Change in Control no longer exists, this Trust Agreement may be amended under the terms of Section 13.1 as if a Potential Change in Control had not occurred.

13.3 Compliance with ERISA and the Code. Notwithstanding anything in this Article XIII to the contrary, this Trust Agreement and the Covered Plan shall be amended

Amendment and Restatement of the Trust Agreement Between Mellon Bank, N.A. and Alcoa Inc.

from time to time (without the consent of any Participant) to maintain the Covered Plans as unfunded employee benefit plans for the primary purpose of providing deferred compensation and excess benefit arrangements for a select group of management or highly compensated employees for purposes of ERISA, the Code, or any other applicable law, to maintain the Trust as a “grantor trust,” to ensure that contributions to the Trust by the Company will not constitute a taxable event and income and gains of the Trust Fund will not be taxable as income and gains to the Trust or to Participants under the Covered Plan and ensure that Benefits paid to Participants from the Trust Fund will be deductible by the Company in the year of payment.

13.4 Execution of Amendments. The Company and the Trustee shall execute such amendments of this Trust Agreement as shall be necessary to give effect to any amendment made pursuant to this Article XIII.

ARTICLE XIV: INDEMNIFICATION AND

STANDARD OF CARE OF THE TRUSTEE

14.1 The Trustee acknowledges that it assumes the fiduciary duties established by this Agreement. Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that to the extent permitted by law, Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by Company that is contemplated by, and in conformity with, the terms of the Plan(s) (as certified to Trustee by Company) or this Trust and is given in writing by Company. In the event of a dispute between Company and a party. Trustee may apply to a court of competent jurisdiction to resolve the dispute. Trustee shall not be responsible or liable for any losses or damages arising as a result of the insolvency of any custodian, sub-trustee or sub-custodian, except to the extent Trustee was negligent in its selection or continued retention of such entity. Trustee shall not be liable for any act or omission of any other person in carrying out any responsibility imposed upon such person. Under no circumstances shall Trustee be liable for any indirect, consequential or special damages with respect to its role as Trustee or custodian.

14.2 The Trustee shall not, however, be liable for any loss to or diminution of the Fund except to the extent that any such loss or diminution results from action or inaction on the part of the Trustee which is judicially determined to be a breach of its fiduciary duties hereunder. Company shall indemnify and hold harmless Trustee from all claims, liabilities, losses, damages and expenses, including reasonable attorneys’ fees and expenses incurred by Trustee in connection with this Agreement, except as a result of Trustee’s own negligence, willful misconduct, or breach of its fiduciary duties. If Company does not pay such claims, liabilities, losses, damages and expenses, including reasonable attorneys’ fees and expenses in a reasonably timely manner, Trustee may obtain payment from the Trust. This indemnification shall survive the termination of this Agreement.

Amendment and Restatement of the Trust Agreement Between Mellon Bank, N.A. and Alcoa Inc.

ARTICLE XV: MISCELLANEOUS

15.1 Non-alienation. No amount payable to or in respect of any Participant at any time under the Trust shall be subject in any manner to alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge, or encumbrance of any kind, and (i) any attempt to so alienate, sell, transfer, assign, pledge, attach, charge, or otherwise encumber any such amount, whether presently or thereafter payable, shall be void, and (ii) the Trust Fund shall in no manner be liable for or subject to the debts or liabilities of any Participant; provided, however, that in the event a Participant enters in, or becomes subject to a Qualified Domestic Relations Order as defined in Section 206(d) (3) of ERISA, Benefits payable from the Trust Fund shall be paid in accordance with said Order if administratively practical. Notwithstanding the foregoing, the Fund shall at all times remain subject to the claims of creditors of the Company in the event the Company becomes insolvent as provided in Article II.

15.2 Communications.

(a) Communications to the Company shall be sent to the Chief Financial Officer on behalf of the Company at Alcoa Inc., 390 Park Avenue 11th Floor, New York, New York 10022, provided, however, that upon Company’s written request, such communications shall be sent to such other person and/or address as the Company may specify in writing.

(b) Communications to the Trustee shall be sent to Vicki A. Caldart, Client Service Officer, Mellon Bank, N. A., Trustee, One Mellon Center, Room 1315, Pittsburgh, PA 15258; provided, however, that upon the Trustee’s written request, such communications shall be sent to such other person and/or address as the Trustee may specify in writing.

(c) No communication shall be binding on the Company or the Trustee until it is received by the Trustee or by the Company in writing, which may include facsimile transmission.

15.3 Authority to Act. The Company and the Trustee hereby each represent and warrant to the other that it has full authority to enter into this Agreement upon the terms and conditions hereof and that the individual executing this Agreement on its behalf has the requisite authority to bind the Company and the Trustee to this Agreement. The Secretary of the Company shall from time to time certify to the Trustee the person or persons authorized to act for the Company and provide the Trustee with such information regarding the Company as the Trustee may reasonably request. The Trustee may continue to rely on any such certification until it receives written notice to the contrary.

15.4 Authenticity of Instruments. The Trustee shall be fully protected in acting upon any instrument, certificate, or paper reasonably believed by it to be genuine and to be signed or presented by the proper person or persons.

Amendment and Restatement of the Trust Agreement Between Mellon Bank, N.A. and Alcoa Inc.

15.5 Binding Effect This Trust Agreement shall be binding upon the Company and the Trustee and their respective successors and assigns.

15.6 Inquiry as to Authority. A third party dealing with the Trustee shall not be required to make inquiry as to the authority of the Trustee to take any action nor be under any obligation to follow the proper application by the Trustee of the proceeds of sale of any property sold by the Trustee or to inquire into the validity or propriety of any act of the Trustee.

15.7 Responsibility for Company Action. The Trustee assumes no obligation or responsibility with respect to any action required by this Trust Agreement on the part of the Company.

15.8 Successor to Trustee. Any corporation into which the Trustee may be merged or with which it may be consolidated, or any corporation resulting from any merger, reorganization, or consolidation to which the Trustee may be a party, or any corporation to which all or substantially all the Trust business of the Trustee may be transferred shall be the successor of the Trustee hereunder without the execution or filing of any instrument or the performance of any act.

15.9 Titles Not to Control. Titles to the Articles and Sections of this Trust Agreement are included for convenience only and shall not control the meaning or interpretation of any provisions of this Trust Agreement.

15.10 Laws of Pennsylvania to Govern. This Trust Agreement and the Trust established hereunder shall be governed by and construed, enforced, and administered in accordance with the laws of the Commonwealth of Pennsylvania.

15.11 Reports. The Trustee shall not be required to file any annual or other returns or reports to any court, to make any other reports to any court or to give any bond, or to secure any order or consent of any court, in order to carry out any of the powers conferred on the Trustee.

15.12 Submission to the Internal Revenue Service. The Company may submit this Trust Agreement and the Covered Plans to the Internal Revenue Service for a ruling (i) that the Trust established hereby constitutes a “grantor trust,” (ii) that contributions to the Trust Fund by the Company as provided herein will not be taxable as income or gain to the Trust or to participants, and (iii) that benefits paid to participants from the Trust Fund will be deductible by the Company in the year of payment, and (iv) with respect to any other matters which the Company deems advisable. The Trustee agrees to cooperate with the Company, at the Company’s request, in securing the favorable ruling described in the immediately preceding sentence.

15.13 Incapacity of a Participant. In case of death or incapacity of a Participant entitled to a Benefit under any Plan or Covered Plans, or in case of any other emergency, the existence of which conditions the Trustee shall be the exclusive judge, any such Benefit

Amendment and Restatement of the Trust Agreement Between Mellon Bank, N.A. and Alcoa Inc.

payment may be made to such person’s legal representative who shall make claim therefor, or if no such claim has been received, to such other person or persons as the Trustee in its sole discretion may select from among dependents, next of kin, or friends.

15.14 Force Majeure. Notwithstanding anything in this Agreement to the contrary, Trustee shall not be responsible or liable for its failure to perform under this Agreement or for any losses to the Trust Fund resulting from any event beyond the reasonable control of Trustee, its agents or subcustodians, including but not limited to nationalization, strikes, expropriation, devaluation, seizure, or similar action by any governmental authority, de facto or dejure; or enactment, promulgation, imposition or enforcement by any such governmental authority of currency restrictions, exchange controls, levies or other charges affecting the Trust Fund’s property; or the breakdown, failure or malfunction of any utilities or telecommunications systems; or any order or regulation of any banking or securities industry including changes in market rules and market conditions affecting the execution or settlement of transactions; or acts of war terrorism insurrection revolution; or acts of God; or any other similar or third-party event. This section shall survive the termination of this Agreement.

ARTICLE XVI: INDEX OF TERMS

As used in the Agreement, the following terms have the meanings set forth below:

“Administrative Guidelines” means the administrative guidelines for this Agreement.

“Agreement” means this Amendment and Restatement of The Trust Agreement between Mellon Bank, N.A. and Alcoa Inc. dated August     , 2007.

“Beneficial Owner” means a beneficial owner as defined in Rule 13d-3 under Exchange Act.

“Benefits” means benefits under a Covered Plan.

“Change in Control” is defined in Article XI.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” means Alcoa Inc. and its subsidiaries.

“Covered Plans” means the deferred compensation, retirement, life insurance and death benefit obligations to the Participants under the plans identified on Schedule A, as such Schedule maybe amended from time to time prior to a Change in Control.

“Entity” means any person as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended.

Amendment and Restatement of the Trust Agreement Between Mellon Bank, N.A. and Alcoa Inc.

“ERISA” means the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

“Exchange Act” means the Securities Exchange Act of 1934, as the same may be amended from time to time.

“Fund” or “Trust Fund” means all Qualified Assets, all investments and reinvestments made therewith, or proceeds thereof, and all earnings and profits thereon, less all payments and charges as authorized herein.

“Incumbent Board” has the meaning set forth in Section 11.1 (b) of Article XI.

“Initial Funding Amount” means the fair market value of the Qualified Assets as of the month end prior to the date of a Potential Change in Control, as determined by the Trustee in it sole discretion (except that Policies are valued as provided in Section 6.3) at the time of such Potential Change in Control.

“Notice” means a written notice of any event of the insolvency or bankruptcy and/or subsequent solvency of Alcoa Inc. from the Chief Executive Officer and its General Counsel.

“Participant” means each employee or former employee who is entitled or may become entitled to Benefits under the Covered Plans, and a Participant’s beneficiary or beneficiaries.

“Participant Data” means the participant data included in the Administrative Guidelines and other information necessary to enable the Trustee to determine, subsequent to a Change in Control, the amount, the time and form of payment of each Benefit payable to each Participant.

“Policy” or “Policies” means life insurance contracts and split dollar insurance plans and arrangements forming a portion of the Qualified Assets.

“Potential Liabilities” means as of a particular date, an amount that is sufficient to pay each Participant the Benefits to which such Participant would be entitled pursuant to the terms of the Covered Plans as if a Change in Control had occurred as of that date.

“Required Funding Amount” means the amount equal to [110%] of the Potential Liabilities minus the Initial Funding Amount.

“Qualified Assets” means the sums of cash or cash equivalents, life insurance, shares of stock and other securities which are readily tradable as provided in Section 1.1, and other property subject to the acceptance of the Trustee, as shall from time to time be paid or delivered to the Trustee.

Amendment and Restatement of the Trust Agreement Between Mellon Bank, N.A. and Alcoa Inc.

“Trust Fund” or “Fund” means all Qualified Assets, all investments and reinvestments made therewith, or proceed thereof, and all earnings and profits thereon, less all payments and charges as authorized herein.

“Trustee” means Mellon Bank, N.A.

“Valuation Date” means as of the closing of business at the end of each calendar quarter of a year.

Amendment and Restatement of the Trust Agreement Between Mellon Bank, N.A. and Alcoa Inc.

IN WITNESS WHEREOF, this Trust Agreement has been duly executed by the parties hereto as of the day and year first above written.

ALCOA INC.

		By:	/s/ Charles D. McLane, Jr.
Charles D. McLane, Jr.
Vice President and Chief Financial Officer

Attest:	/s/ Donna Dabney
Donna Dabney, Secretary

MELLON BANK, N.A.

		By:	/s/ Vicki A. Caldart
Vicki A. Caldart
Vice President

Attest:	/s/ Amy Amendola
Amy Amendola, Secretary

Amendment and Restatement of the Trust Agreement Between Mellon Bank, N.A. and Alcoa Inc.

SCHEDULE A

Alcoa Plans for Employees

(1)	Alcoa Deferred Compensation Plan

(2)	Alcoa Employees’ Excess Benefits Plan A (non-qualified pension)

(3)	Alcoa Employees’ Excess Benefits Plan B (non-qualified pension)

(4)	Alcoa Employees’ Excess Benefits Plan C (non-qualified pension)

(5)	Alcoa Supplemental Pension Plan for Senior Executives (non-qualified pension)

(6)	Alcoa Executive Permanent Life Insurance Plan and Split Dollar Agreements issued pursuant to the plan.

(7)	Letters from Alcoa or its affiliates to individual employees guaranteeing retirement benefits equivalent to an Alcoa pension plan benefit to be credited to them while they are on assignment with a subsidiary or affiliate of Alcoa that does not provide equivalent pension benefits.

(8)	Executive Death Benefit Program (frozen in 1989; has remaining beneficiaries)

(9)	Deferred Compensation Estate Enhancement Plan

(10)	Global Pension Plan

(11)	Alcoa Stock Acquisition Plan (frozen in 2006; has remaining obligations)

(12)	Alcoa Executive Life Insurance

Alcoa Plans for Directors

(1)	Deferred Fee Plan for Directors

(2)	2005 Deferred Fee Plan for Directors

(3)	Fee Continuation Plan for Non-Employee Directors

(4)	Deferred Fee Estate Enhancement Plan for Directors

(5)	[insert name of frozen director stock plan]

Subsidiary Plans

(1)	Alcoa Fujikura Excess B

(2)	Alcoa Fujikura Restoration

(3)	Alcoa Fujikura Split Dollar

(4)	Alumax Split Dollar Life Insurance

(5)	Alumax Post Retirement Group Life

(6)	Ivex Corporation Split Dollar Life Insurance

(7)	Reynolds Metals Company Split Dollar Life Insurance

(8)	Reynolds Metals Company Death Benefit Plan for Outside Directors

(9)	Reynolds Consumer Products (Presto) Split Dollar Life Insurance

(10)	Closure Systems Excess Pension Plan

(11)	Closure Systems Management Retirement Plan

(12)	Cressona Deferred Compensation Plan

(13)	Home Exteriors Excess Benefit Plan (pension)

(14)	Howmet Retirement Income Makeup Plan “B”

(15)	Howmet Supplemental Employee Retirement Plan

(16)	Huck Supplemental Employee Retirement Plan

(17)	Southern Graphic Systems Management Incentive Deferral Plan

(18)	Stolle Excess Pension Plan

Amendment and Restatement of the Trust Agreement Between Mellon Bank, N.A. and Alcoa Inc.

2

APPOINTMENT AND INDEMNITY

OF SUCCESSOR TRUSTEE

AGREEMENT made as of the 1st day of May, 2010 by and between ALCOA INC. (hereinafter called “Company”) and WELLS FARGO BANK, N.A. (hereinafter called “Successor Trustee”).

WITNESSETH

WHEREAS, Company established a certain amended and restated trust agreement dated as of August 2007, between Mellon Bank, N.A. (now known as The Bank of New York Mellon, the “Predecessor Trustee”) and the Company to cover various nonqualified employee benefit plans (hereinafter called the “Trust”); and

WHEREAS, Company desires to appoint the Successor Trustee to succeed as trustee under the terms and procedures described in the Trust; and

WHEREAS, Successor Trustee is willing to become trustee under the Trust upon being indemnified and held harmless as more particularly described below.

NOW, THEREFORE, in consideration of the covenants and promises herein contained, the parties hereto agree as follows:

1.	Beginning on the date set forth above, the Successor Trustee is appointed by the Company to act as the sole trustee under the Trust, replacing the Predecessor Trustee. The Successor Trustee hereby acknowledges, confirms and accepts its appointment as trustee and agrees to act as Successor Trustee under the Trust in accordance with the terms thereof and in accordance with this Agreement.

2.	In consideration of the agreement herein of Successor Trustee to become trustee of the Trust, the Company understands and agrees that the Successor Trustee shall have no obligation, duty or liability with respect to any period of time prior to its becoming Successor Trustee:

(a)	to determine whether any claims, losses or damages exist with respect to the Trust, or

(b)	to pursue or take any action with respect to any claims, losses or damages that exist with respect to the Trust prior to its becoming Successor Trustee, or

(c)	to review the performance by or acts of the Predecessor Trustees or to determine whether a breach of trust exists with respect to the Trust or has been committed by the Predecessor Trustee, or

(d)	to remedy any breach of trust that exists on the date hereof with respect to the Trust, or

(e)	to compel the Predecessor Trustee to deliver the trust corpus to it.

3.	Company further agrees to indemnify and hold harmless the Successor Trustee from any claims, losses or damages (including but not limited to costs, expenses and legal fees):

(a)	that exist as of the date set forth above with respect to the Trust; or

(b)	that arise out of or in connection with:

(i)	acts or omissions of the Predecessor Trustee, or any actions taken prior to the date hereof with respect to the Trust;

(ii)	failure of Successor Trustee to determine whether any claims, losses or damages exist with respect to the Trust that arise out of or in connection with any acts or omissions that occurred prior to the date hereof with respect to the Trust;

(iii)	failure of Successor Trustee to determine whether a breach of trust exists with respect to the Trust that has been committed by the Predecessor Trustee; and

(iv)	failure of the Successor Trustee to compel the Predecessor Trustee to deliver trust property to it.

“WELLS FARGO BANK, N.A.” shall be substituted throughout the Trust in lieu of “MELLON BANK, N.A.”.

4.	Except as herein above set out and in consideration of the covenants and promises of the Company contained herein, Successor Trustee agrees to perform its duties and obligations as described in and under the Trust (the terms and conditions of which are incorporated herein) and applicable laws and regulations for the duration of its term as Successor Trustee. In the event Successor Trustee becomes aware of any claim, loss, breach or damage with respect to the Trust it will promptly inform the Company.

5.	Notices under this Agreement shall be sent as follows:

If to Company:

Alcoa Inc.

Attn: Corporate Secretary

390 Park Avenue

New York, New York

10022

with a copy to:

Solenture Inc.

Attention: Michael A. Evankovich

Two Gateway Center, Suite 1600

Pittsburgh, PA 15222-1402

If to Successor Trustee:

Wells Fargo Bank, N.A.

Attn: Executive Benefits

One West Fourth Street

MAC D4000-051

Winston-Salem, NC 27101

This Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Pennsylvania applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.

IN WITNESS WHEREOF, the parties hereto have set their hands and seals the day and year first above mentioned.

ALCOA INC.

By:	/s/ Donna Dabney
Its:	Vice President, Secretary

WELLS FARGO BANK, N.A. As Successor Trustee as Aforesaid

By:	/s/ D. Michael Hill
Its:	Senior Vice President

FIRST AMENDMENT TO THE

AMENDED AND RESTATED TRUST AGREEMENT

BETWEEN ALCOA INC. AND WELLS FARGO BANK, N.A.

This First Amendment to the Amendment and Restatement of the Trust Agreement between Wells Fargo Bank, N.A. (as successor trustee) and Alcoa Inc. dated September 24, 2007 (the “Trust Agreement”) is made and entered effective November 1, 2016, by and between Alcoa Inc. (the “Company”) and Wells Fargo Bank, National Association, (the “Trustee”).

WHEREAS, effective November 1, 2016, Alcoa Inc. will change its corporate name to Arconic Inc. in connection with its separation into two publicly traded companies; and

WHEREAS, pursuant to Section 13.1 of the Trust Agreement, the Company and the Trustee have the authority to amend the Trust Agreement; and

WHEREAS, the Company and Trustee desire to amend the Trust Agreement to reflect the new name of the Company;

NOW, THEREFORE, the Company and the Trustee agree to amend the Trust Agreement effective November 1, 2016, as follows:

The name “Alcoa Inc.” shall be amended each and every place it appears in the Trust Agreement to read as follows: “Arconic Inc.”

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to the Trust Agreement effective on the date first written above.

ALCOA INC. (to be renamed Arconic Inc.)		WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Peter Hong	By:	/s/ Alan C. Frazier

Title:	Executive VP & Treasurer	Title:	Senior Vice President

This model document is for discussion purposes only. Consult your legal counsel before executing. Wells Fargo Bank, National Association does not provide tax or legal advice.